UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 15, 2010

GARB OIL & POWER CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-26999	87-0296694
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1588 South Main Street, Suite 200
Salt Lake City, Utah		84115
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 832-9865

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—Entry into a Material Definitive Agreement

On January 28, 2010, the Company issued 50,000 of Common Stock to LeRoy Jackson (the “Jackson Shares”) for cash at a price per share of $0.10 for aggregate gross proceeds of $5,000 in an unregistered sale of securities pursuant to a Memorandum of Understanding dated January 15, 2010 (the “Jackson MOU”).  Pursuant to the Jackson MOU, among other things, the shares would automatically convert into shares of Class B Preferred Stock at such time as the Company creates such Class B Preferred Stock at a conversion ratio of 10 shares of Common Stock to 1 share of Class B Preferred Stock.  The shares Jackson Shares were automatically converted into 1,000 unregistered shares of the Class B Preferred Stock on March 10, 2010.

ITEM 3.02—Unregistered Sales of Equity Securities

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this item 3.02 with respect to the shares of Common Stock and subsequent conversion to Class B Preferred issued to the Purchaser.  All such shares of Common Stock and subsequent conversion into Class B Preferred were issued in reliance upon exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  No advertising or general solicitation was employed in offering the securities.

Each share of Class B Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and from time to time after the date of issuance of such share at the office of the Corporation or any transfer agent for Preferred Stock, into the number of shares of Common Stock equal to the price of the Class B Preferred Stock as stated in Article IV, Section 3.6 of these Articles of Incorporation (subject to adjustment as may be determined by the Board of Directors from time to time), divided by the par value of the Common stock, $0.001 (the “Conversion Rate”).  Conversion of any share of Preferred Stock shall be deemed to be effective on the business day (the “Conversion Date”) following the receipt by the Corporation of written notice from the holder of such share of Preferred Stock of the holder’s intention to convert such share of Preferred Stock, together with such holder’s stock certificate or certificates evidencing such shares of Preferred Stock to be converted; provided that the Company may delay the Conversion date up to 30 days as necessary to amend these Articles of Incorporation pursuant to Section 4.4(c) of the Articles to create sufficient shares of Common Stock to consummate such conversion.

The Amended Articles of Incorporation were previously filed on Form 8-K dated March 5, 2010 in Exhibit 99.3.

ITEM 9.01—Financial Statements and Exhibits

The following is filed as an exhibit to this report:

Exhibit No.	Description	Location
4.1	Memorandum of Understanding by and among Garb Oil & Power Corporation and LeRoy Jackson, dated January 15, 2010.	Exhibit 4.2 to our current report on Form 10-Q ended March 31, 2010 filed on May 24, 2010

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Garb Oil & Power Corporation
Registrant

Dated: June 4, 2010	By:	/s/ John Rossi
John Rossi, President